As filed with the Securities and Exchange Commission on November 6, 2015.

Registration No. 333-176167

Registration No. 333-170884

Registration No. 333-137167

Registration No. 333-136239

Registration No. 333-101308

Registration No. 333-91302

Registration No. 333-63774

Registration No. 333-63772

Registration No. 333-63770

Registration No. 333-40082

Registration No. 333-40058

Registration No. 333-65155

Registration No. 333-55839

Registration No. 333-32005

Registration No. 333-09733

Registration No. 333-01610

Registration No. 33-91444

Registration No. 33-91442

Registration No. 33-55976

Registration No. 33-55258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176167

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-170884

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-137167

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136239

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101308

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91302

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63774

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63772

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63770

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40082

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40058

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65155

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-55839

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32005

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09733

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 ON FORM S-8 REGISTRATION STATEMENT NO. 333-01610

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-91444

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-91442

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-55976

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-55258

UNDER

THE SECURITIES ACT OF 1933

STERIS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-1482024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5960 Heisley Road

Mentor, Ohio 44060-1868

(Address of Principal Executive Offices) (Zip Code)

(440) 354-2600

(Registrant’s telephone number, including area code)

STERIS CORPORATION 2006 LONG-TERM EQUITY INCENTIVE PLAN

STERIS CORPORATION 401(K) PLAN

STERIS CORPORATION DEFERRED COMPENSATION PLAN

STERIS CORPORATION 2002 STOCK OPTION PLAN

STERIS CORPORATION LONG-TERM INCENTIVE STOCK PLAN

STERIS CORPORATION 1997 STOCK OPTION PLAN

AMSCO INTERNATIONAL, INC. STOCK OPTION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENTS DATED JANUARY 4, 1991

NON-QUALIFIED STOCK OPTION AGREEMENT DATED JUNE 6, 1993

NON-QUALIFIED STOCK OPTION AGREEMENTS (OPTION A, OPTION B, AND OPTION C) DATED JULY 11, 1995

STERIS CORPORATION 1994 EQUITY COMPENSATION PLAN

STERIS CORPORATION 1994 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

STERIS CORPORATION AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND MARK D. MCGINLEY

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND PETER A. BURKE

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND THOMAS J. MAGULSKI

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND LES C. VINNEY

RESTRICTED SHARES AGREEMENT BETWEEN STERIS CORPORATION AND CHARLES L. IMMEL

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND CHARLES L. IMMEL

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND LAURIE BRLAS

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND DAVID L. CRANDALL

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND THOMAS J. DEANGELO

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN STERIS CORPORATION AND JOHN MASEFIELD

(Full title of the plans)

J. Adam Zangerle

Vice President, General Counsel, and Secretary

STERIS Corporation

5960 Heisley Road

Mentor, Ohio 44060-1868

(440) 354-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by STERIS Corporation, (the “Registrant”), deregister all shares of the Registrant’s common shares, no par value per share (the “Shares”), remaining unissued and other obligations and interests registered under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-176167), pertaining to the registration of 1,600,000 Shares, issuable under the STERIS Corporation 2006 Long-Term Equity Incentive Plan, which was filed with the Commission on August 9, 2011.

•	Registration Statement on Form S-8 (No. 333-170884), pertaining to the registration of 2,000,000 Shares issuable under the STERIS Corporation 401(k) Plan and an indeterminate number of plan interests under the STERIS Corporation 401(k) Plan, which was filed with the Commission on November 30, 2010.

•	Registration Statement on Form S-8 (No. 333-137167), pertaining to the registration of $10,000,000 of deferred compensation obligations under the STERIS Corporation Deferred Compensation Plan, which was filed with the Commission on September 7, 2006.

•	Registration Statement on Form S-8 (No. 333-136239 ), pertaining to the registration of 6,600,000 Shares, issuable under the STERIS Corporation 2006 Long-Term Equity Incentive Plan, which was filed with the Commission on August 2, 2006.

•	Registration Statement on Form S-8 (No. 333-101308), pertaining to the registration of 4,000,000 Shares, issuable under the STERIS Corporation 2002 Stock Option Plan, which was filed with the Commission on November 19, 2002.

•	Registration Statement on Form S-8 (No. 333-91302 ), pertaining to the registration of 25,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Mark D. McGinley, which was filed with the Commission on June 27, 2002.

•	Registration Statement on Form S-8 (No. 333-63774), pertaining to the registration of 15,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Peter A. Burke, which was filed with the Commission on June 25, 2001.

•	Registration Statement on Form S-8 (No. 333-63772), pertaining to the registration of 50,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. Magulski, which was filed with the Commission on June 25, 2001.

•	Registration Statement on Form S-8 (No. 333- 63770), pertaining to the registration of 135,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Charles L. Immel and restricted shares issuable pursuant to the Restricted Shares Agreement between STERIS Corporation and Charles L. Immel, which was filed with the Commission on June 25, 2001.

•	Registration Statement on Form S-8 (No. 333-40082), pertaining to the registration of 40,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Laurie Brlas and the Nonqualified Stock Option Agreement between STERIS Corporation and David L. Crandall, which was filed with the Commission on June 26, 2000.

•	Registration Statement on Form S-8 (No. 333-40058), pertaining to the registration of 90,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Les C. Vinney, which was filed with the Commission on June 23, 2000.

•	Registration Statement on Form S-8 (No. 333-65155), pertaining to the registration of 3,300,000 Shares, issuable under the STERIS Corporation Long-Term Incentive Stock Plan, which was filed with the Commission on October 1, 1998.

•	Registration Statement on Form S-8 (No. 333-55839), pertaining to the registration of 115,000 Shares, issuable pursuant to stock options granted under the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo and the Nonqualified Stock Option Agreement between STERIS Corporation and John Masefield, which was filed with the Commission on June 2, 1998.

•	Registration Statement on Form S-8 (No. 333-32005), pertaining to the registration of 1,697,415 Shares, issuable under the STERIS Corporation 1997 Stock Option Plan, which was filed with the Commission on July 24, 1997.

•	Registration Statement on Form S-8 (No. 333-09733), pertaining to the registration of 1,000,000 Shares, issuable under the STERIS Corporation 401(k) Plan, which was filed with the Commission on August 7, 1996.

•	Post Effective Amendment No. 1 to Form S-4 on Form Registration Statement on Form S-8 (No. 333-01610), pertaining to the registration of Shares, issuable under the AMSCO International, Inc. Stock Option Plan and under the Non-Qualified Stock Option Agreements dated January 4, 1991, Non-Qualified Stock Option Agreement dated June 6, 1993 and Non-Qualified Stock Option Agreements (Option A, Option B, and Option C) dated July 11, 1995, which was filed with the Commission on May 14, 1996.

•	Registration Statement on Form S-8 (No.33-91444), pertaining to the registration of 500,000 Shares, issuable under the STERIS Corporation 1994 Equity Compensation Plan, which was filed with the Commission on April 21, 1995.

•	Registration Statement on Form S-8 (No.33-91442), pertaining to the registration of 100,000 Shares, issuable under the STERIS Corporation 1994 Non-Employee Directors Equity Compensation Plan, which was filed with the Commission on April 21, 1995.

•	Registration Statement on Form S-8 (No. 33-55976), pertaining to the registration of 100,000 Shares, issuable under the STERIS Corporation 401(k) Plan, which was filed with the Commission on December 21, 1992.

•	Registration Statement on Form S-8 (No. 33-55258), pertaining to the registration of 1,181,750 Shares, issuable under the STERIS Corporation Amended and Restated Non-Qualified Stock Option Plan, which was filed with the Commission on December 3, 1992.

On November 2, 2015, the Registrant and Synergy Health plc (“Synergy”) completed their previously announced combination (the “Combination”) whereby (i) STERIS plc, a public limited company organized under the laws of England and Wales (formerly named “New STERIS Limited”) acquired all of the outstanding shares of Synergy by means of a court-sanctioned scheme of arrangement under English law (the “Scheme”) and then (ii) a wholly owned indirect subsidiary of STERIS plc merged with and into the Registrant (the “Merger”) with the Registrant surviving the Merger as an indirect wholly owned subsidiary of STERIS plc.

In connection with the completion of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on November 6, 2015. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

STERIS CORPORATION

By:	/s/ Michael J. Tokich
Name:	Michael J. Tokich
Title:	Senior Vice President and Chief Financial Officer